UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2021

DIGITALBRIDGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	DBRG	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	DBRG.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	DBRG.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	DBRG.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	DBRG.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.     Entry into a Material Definitive Agreement.

On July 9, 2021 (the “Closing Date”), DigitalBridge Issuer, LLC and DigitalBridge Co-Issuer, LLC (together the “Co-Issuers”), special-purpose, wholly-owned indirect subsidiaries of DigitalBridge Operating Company, LLC (“Parent”), a majority-owned subsidiary of DigitalBridge Group, Inc. (the “Company”), completed a previously announced financing transaction and issued $500,000,000 aggregate principal amount of Series 2021-1 Secured Fund Fee Revenue Notes, consisting of up to $200,000,000 Secured Fund Fee Revenue Variable Funding Notes, Series 2021-1, Class A-1 (the “Series 2021-1 Variable Funding Notes”) and $300,000,000 aggregate principal amount of 3.933% Secured Fund Fee Revenue Notes, Series 2021-1, Class A-2 (the “Series 2021-1 Class A-2 Notes” and, together with the Series 2021-1 Variable Funding Notes, the “Series 2021-1 Notes”), in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Series 2021-1 Notes are secured by investment management fees earned by affiliates of the Company, as well as equity interests in certain portfolio companies and limited partnership interests in certain funds managed by affiliates of the Company, as collateral.

The Series 2021-1 Notes were issued under a Base Indenture, dated July 9, 2021, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 (the “Base Indenture”), and the related indenture supplement, dated as of July 9, 2021, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2 (the “Series 2021-1 Supplement” and collectively with the Base Indenture, the “Indenture”), each among the Co-Issuers, DigitalBridge Holdings 1, LLC (“Holdings 1”), DigitalBridge Holdings 2, LLC (“Holdings 2”) and DigitalBridge Holdings 3, LLC (“Holdings 3”, and together with Holdings 1 and Holdings 2, collectively, the “Closing Date Asset Entities”), and Citibank, N.A., as trustee (in such capacity, the “Indenture Trustee”). The Indenture allows the Co-Issuers to issue additional series of notes in the future, subject to certain conditions.

Series 2021-1 Class A-2 Notes

Interest on the Class A-2 Notes is payable quarterly at a rate of 3.933% per annum. In addition, if the Co-Issuers fail to satisfy certain financial conditions set forth in the Indenture, they will be required to prepay principal on the Series 2021-1 Class A-2 Notes with available funds. The final maturity date of the Series 2021-1 Class A-2 Notes is in September 2051, but, unless earlier prepaid to the extent permitted under the Indenture, the anticipated repayment date of the Series 2021-1 Class A-2 Notes is in September 2026. If the Co-Issuers have not repaid or refinanced the Series 2021-1 Class A-2 Notes prior to the anticipated repayment date, additional interest will accrue on the unpaid principal balance of the Series 2021-1 Class A-2 Notes and the Series 2021-1 Class A-2 Notes will begin to amortize on a quarterly basis.

Series 2021-1 Variable Funding Notes

The Series 2021-1 Variable Funding Notes allow for drawings on a revolving basis. Drawings and certain additional terms related to the Series 2021-1 Variable Funding Notes are governed by the Series 2021-1 Class A-1 Note Purchase Agreement, dated July 9, 2021 (the “Variable Funding Note Purchase Agreement”), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, by and among the Co-Issuers, the Co-Guarantors (as defined below), the Closing Date Asset Entities, Colony Capital Investment Holdco, LLC, as manager (the “Manager”), certain conduit investors, financial institutions and funding agents, and Barclays Bank PLC, as provider of letters of credit and as administrative agent. Interest payments and principal payments, if any, on the Series 2021-1 Variable Funding Notes are payable on a quarterly basis. Interest on the Series 2021-1 Variable Funding Notes will generally be based on (i) the London interbank offered rate for U.S. Dollars (or an alternative benchmark determined in accordance with the terms of the Variable Funding Note Purchase Agreement) or (ii) with respect to advances made by conduit investors, the weighted average daily commercial paper rate with respect to such conduit investors, as more fully set forth in the Variable Funding Note Purchase Agreement. There is a commitment fee on the unused portion of the Series 2021-1 Variable Funding Notes facility, which will be calculated as described in the Variable Funding Notes Purchase Agreement. As of the Closing Date, it is anticipated that the principal and interest on the Series 2021-1 Variable Funding Notes will be repaid in full on or prior to September 2024, subject to two one-year extensions at the option of the Co-Issuers (subject to the satisfaction of certain conditions as set forth in the Variable Funding Note Purchase Agreement). Following the anticipated repayment date (and any extensions thereof), additional interest will accrue on the Series 2021-1 Variable Funding Notes. A portion of the Series 2021-1 Variable Funding Notes will be available for issuance as one or more letters of credit.

Guarantees and Security

Each of the Co-Issuers has granted a security interest in 100% of the equity interest in the Closing Date Asset Entities (and any additional asset entities) owned by it to the Indenture Trustee on behalf of the noteholders and the other secured parties as collateral security for the Series 2021-1 Notes. The Closing Date Asset Entities have guaranteed the Series 2021-1 Notes and granted a security interest to the Indenture Trustee (and additional asset entities will guarantee and grant a security interest to the Indenture Trustee) on behalf of the noteholders and the other secured parties in all of their respective personal property (including, in the case of an asset entity that owns another asset entity, all of the equity interests that such asset entity owns in such other asset entity) as collateral security for such guarantee; provided that to the extent that any asset entity owns, directly or indirectly, equity interests in portfolio companies with respect to which the ability to pledge such equity interests as security for any debt is contractually limited, such equity interests will not be pledged as collateral for the Series 2021-1 Notes. The pledge and security interest provisions with respect to the Co-Issuers and the asset entities are included in the Indenture.

Additionally, pursuant to the Guarantee and Security Agreement, dated as of July 9, 2021, by and among DigitalBridge Guarantor, LLC in favor of Citibank, N.A., as trustee (the “Guarantee and Security Agreement”), and the Guarantee and Security Agreement, dated as of July 9, 2021, by and among DigitalBridge Co-Guarantor, LLC (together with DigitalBridge Guarantor, LLC, the “Co-Guarantors”), in favor of Citibank, N.A., as trustee (together with Guarantee and Security Agreement, the “Guarantee and Security Agreements”), copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3 respectively, each Co-Guarantor guarantees the obligations of the Co-Issuers under the Indenture and related documents and secures such guarantee by granting a security interest in substantially all of its assets, including the equity interest in the Issuer or the Co-Issuer, as applicable.

Except as described above, neither the Company nor any subsidiary of the Company, will guarantee or in any way be liable for the obligations of the Co-Issuers under the Indenture or the Series 2021-1 Notes.

Management of the Collateral

The Co-Issuers, Closing Date Asset Entities and the Manager entered into a Management Agreement dated as of July 9, 2021 (the “Management Agreement”), a copy of which is attached as Exhibit 10.4. Pursuant to the Management Agreement, Colony Capital Investment Holdco, LLC acts as the Manager with respect to the Collateral (as defined in the Base Indenture). Pursuant to the Management Agreement, the Manager performs administrative and support services for the Co-Issuers and the Closing Date Asset Entities, including services relating to accounting, legal and litigation management, finance, the maintenance of books and records and the preparation of all financial statements, reports, notices and other documents required to be delivered by any such party pursuant to the terms of the Indenture.

The Manager is entitled to the payment of a monthly administrative fee, as set forth in the Management Agreement. The Management Agreement contains customary provisions for the termination of the Manager’s appointment and indemnification.

The Series 2021-1 Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Series 2021-1 Notes or any other security and shall not constitute an offer, solicitation or sale of the Series 2021-1 Notes or any other security in any jurisdiction where such an offering or sale would be unlawful. The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture, the Series 2021-1 Supplement, the Variable Funding Note Purchase Agreement, the Guarantee and Security Agreements and the Management Agreement, which have been filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, hereto and are hereby incorporated herein by reference. Interested parties should read the documents in their entirety.

Item 1.02.     Termination of a Material Definitive Agreement.

In connection with the closing of the sale of the Series 2021-1 Notes described in Item 1.01 of this Current Report on Form 8-K, on the Closing Date, Parent terminated the Second Amended and Restated Credit Agreement, dated as of January 10, 2017 (as amended from time to time, the “Credit Agreement”), among Parent, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Prior to the termination of the Credit Agreement, Parent repaid all outstanding obligations thereunder. Early termination of the Credit Agreement did not require payment of any early termination penalties.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.     Other Events.

In connection with the completion of the refinancing transaction, the Company issued a press release on July 12, 2021, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
4.1
Base Indenture, dated as of July 9, 2021, by and between DigitalBridge Issuer, LLC, DigitalBridge Co-Issuer, LLC, together as Co-Issuers, certain indirect and direct subsidiaries of the Co-Issuers and Citibank, N.A., as Trustee.

4.2
Series 2021-1 Supplement to Base Indenture, dated as of July 9, 2021, by and between DigitalBridge Issuer, LLC and DigitalBridge Co-Issuer, LLC, together as Co-Issuers of the Series 2021-1 secured fund fee revenue notes, Class A-2, and Series 2021-1 variable funding senior notes, Class A-1, certain indirect and direct subsidiaries of the Co-Issuers and Citibank, N.A., as Trustee.

10.1
Class A-1 Note Purchase Agreement, dated as of July 9, 2021, by and among DigitalBridge Issuer, LLC and DigitalBridge Co-Issuer, LLC, together as Co-Issuers, each of DigitalBridge Holdings 1, LLC, DigitalBridge Holdings 2, LLC and DigitalBridge Holdings 3, LLC, DigitalBridge Guarantor, LLC and DigitalBridge Co-Guarantor, LLC, as Co-Guarantors, Colony Capital Investment Holdco, LLC, as Manager, the conduit investors party thereto, the financial institutions party thereto, certain funding agents, and Barclays Bank PLC, as L/C Provider and Administrative Agent.

10.2	The Guarantee and Security Agreement, dated as of July 9, 2021, between DigitalBridge Guarantor, LLC and Citibank, N.A., as Trustee.
10.3	The Guarantee and Security Agreement, dated as of July 9, 2021, between DigitalBridge Co-Guarantor, LLC and Citibank, N.A., as Trustee.
10.4
Management Agreement, dated as of July 9, 2021, by and among DigitalBridge Issuer, LLC and DigitalBridge Co-Issuer, LLC, together as Co-Issuers, each of DigitalBridge Holdings 1, LLC, DigitalBridge Holdings 2, LLC and DigitalBridge Holdings 3, LLC, DigitalBridge Guarantor, LLC and DigitalBridge Co-Guarantor, LLC, as Co-Guarantors, and Colony Capital Investment Holdco, LLC, as Manager.

99.1	Press Release, dated July 12, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 15, 2021	DIGITALBRIDGE GROUP, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer